EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Infosonics Corporation of our report, dated February 10, 2006, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Infosonics Corporation for the year ended December 31, 2005.

/s/  SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

June 12, 2006